UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2018

MERIDIAN BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36573	46-5396964
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

67 Prospect Street, Peabody, Massachusetts	01960
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (617) 567-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of the Company held on May 16, 2018, the Company’s stockholders voted on the following matters:

1.	The election of the following four individuals to serve on the Company’s Board of Directors for three-year terms and until their successors have been duly elected:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Marilyn A. Censullo	40,606,570	2,004,265	8,204,517
Russell L. Chin	41,004,068	1,606,767	8,204,517
Richard J. Gavegnano	40,975,043	1,635,792	8,204,517
Gregory F. Natalucci	41,041,673	1,569,162	8,204,517

2.	The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of the Company for the year ended December 31, 2018:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
50,660,464	117,487	37,401	—

3.	An advisory (non-binding) resolution to approve the Company’s executive compensation as described in the proxy statement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
34,685,841	7,463,613	461,381	8,204,517

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERIDIAN BANCORP, INC.

DATE: May 16, 2018	By:	/s/ Mark L. Abbate
Mark L. Abbate Executive Vice President, Treasurer and Chief Financial Officer